As filed with the Securities and Exchange Commission on May 2, 2022

                                                                                            Registration No.  333-251389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 2 to

FORM S-1

(Amendment No.5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Gold Royalty Inc.
(Exact name of registrant as specified in its charter)

Nevada	6795	84-2834915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Global Gold Royalty Inc.

701 N. Green Valley Parkway, Ste 200

Henderson, NV 89074

(702) 354-8751

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

_______________________

Approximate date of commencement of proposed sale to the public:

Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Post−Effective Amendment No. 2 to Registration Statement on Form S−1 (Reg. No. 333−251389) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

Global Gold Royalty, Inc. (the “Registrant”) filed with the Securities and Exchange Commission on December 16, 2020, a Registration Statement on Form S-1 (Reg. No. 33-251389) (the “Registration Statement”), which originally registered 10,000,000 shares of common stock, par value of $0.001, of the Registrant in its initial public offering. The Registrant’s obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 2 to Form S-1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to Form S-1 registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada.

Global Gold Royalty, Inc.

Dated: April 25, 2022	By:	/s/ Sam Kwok
Sam Kwok
	Its:	Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: April 25, 2022	By:	/s/ Sam Kwok
Sam Kwok
	Its:	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

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